Exhibit 23.1

[Letterhead of PricewaterhouseCoopers LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Transatlantic Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
May 21, 2009